EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-171183) and S-8 (File Nos. 033-55501, 333-27211, 333-78935, 333-91354, 333-126076, 333-138152, 333-151967, 333-152604, 333-152605, 333-164951, 333-175086 and 333-178549) of The Kroger Co. of our report dated March 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 27, 2012